CARBON BLACK PURCHASE CONTRACT

Supplier:

Xin Jiang YaKeLa Carbon Black Limited

Contract No: 20050205

Purchaser:

Gui Zhou Guiyang Tires Company Limited

Place: Guiyang, China

1.

Product Description

Product Name	Specification and model	Quality Level	Unit	Quantity (Ton)	Unit Price/RMB (Tax included)
Carbon Black	Pure carbon black	First	RMB/Ton	2,000	RMB 3,750

Total Amount	RMB 9,375,000.00

2.

Delivery Time and Quantity

Delivery Time and Quantity
Total	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
2,500	200	200	200	250	250	200	200	200	200	200	200	200

3.

Product delivery and Confirmation

i)

Supplier shall dispatch the goods to Purchaser within 15 days according to the Purchaser's delivery order by fax.

ii)

If Supplier:

•

Fails to supply the confirmed ordering quantities

•

Delivers defective goods

•

Delays production

The Purchaser will have the right to obligate the Supplier to remedy the above in order to satisfy the Purchaser’s production needs.  All expenses will be incurred by the Supplier.

4.

Quality Requirement

i)

According to the GB3778-94 1st level quality standard;

ii)

If the quality of product is not meeting the preset standards, Supplier has to reduce the prices by RMB 200 per ton;

iii)

In case of economic losses caused by quality defect during the course of use, the supplier is responsible for full compensation of the losses; if miscellaneous defects other than product quality deficiencies are detected, the supplier is required to pay RMB1, 000 – RMB 5,000 per incident as compensation for quality assurance.

5.

Delivery Place

i) The production plant

ii) The agent’s warehouse

6.

Delivery and Miscellaneous Expenses

All related cartage expenses are borne by the Supplier.  Risks of product damage during the delivery have to be undertaken by the supplier.

7.

Packing Standard

i)

Products are packed in 20kg per bag and should be delivered to Purchaser with no damage and pollution;

ii)

With clear labeling on the carton boxes identifying specification, model, trademark and production date etc;

iii)

Supplier has to compensate the Purchaser should the packing of goods are damaged during delivery.

8.

Standard for Receipt of Products

i)

Delivery schedule: the Purchaser can return the products to Supplier if Supplier fails to deliver on schedule;

ii)

Quality and weight: the Purchaser can return all products that do not conform to the Purchaser’s approval standard;

9.

Payment Method

i)

17% value added tax to be payable by the Supplier;

ii)

Subject to the goods are inspected and accepted by the Purchaser, the Supplier offers 60 days credit term to Purchaser;

iii)

All payment shall be settled by money order.

11.

Other Terms:

If there is a price and quantity change, it should be agreed upon by both parties. An agreement will be signed to that effect.  Facsimile signatures are valid and binding.

12.

Contract Term of Validity

From January 2005 to December 2005.

Dated this February 5, 2005

Supplier Division Name: Division Address: Authorized Person: Tel No.: Banker: Account No.: Postal Code:	Purchaser Division Name: Division Address: Authorized Person: Tel No.: Banker: Account No.: Postal Code:

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